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                                                                      Exhibit 23



                        Consent of Independent Auditors


We consent to the incorporation by reference in this Annual Report (Form 10-K) of Capital One Financial Corporation of our report dated January 15, 1998, included in the 1997 Annual Report to Stockholders of Capital One Financial Corporation.

We also consent to the incorporation by reference in the following Registration Statements of our report dated January 15, 1998, with respect to the consolidated financial statements of Capital One Financial Corporation incorporated by reference in the Annual Report (Form 10-K) for the year ended December 31, 1997:



          Registration Statement
                Number                   Form            Description
                ----------------         -----         -------------------------
                33-80263               Form S-8     Marketing and Management
                                                      Services Agreement
                33-86874               Form S-8     Employee Stock Purchase Plan
                33-86876               Form S-8     Employee Savings Plan
                33-86986               Form S-8     1994 Stock Incentive Plan
                33-91790               Form S-8     1995 Non-Employee Directors
                                                       Stock Incentive Plan
                33-97032               Form S-8     Amendment to 1994 Stock
                                                       Incentive Plan
                33-99748               Form S-3     Dividend Reinvestment and
                                                       Stock Purchase Plan
                333-3580               Form S-3     Debt Securities, Preferred
                                                       Stock and Common Stock
                                                       in the amount of $200
                                                       million
                333-42853              Form S-8     1994 Stock Incentive Plan
                333-45453              Form S-8     Associate Savings Plan




                                                ERNST & YOUNG LLP


Washington, D.C.
March 17, 1998